united states
securities and exchange commission
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2009

REMOTEMDX, INC.
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-23153 (Commission File Number)	87-0543981 (IRS Employer Identification No.)

150 West Civic Center Drive, Suite 400, Sandy, Utah 84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 208-0740

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 28, 2009, RemoteMDx, Inc. (the “Company”) entered into a Distribution and License Agreement (the “Agreement”) with euromicron AG, a German company (“euromicron”).  Under the Agreement, the Company granted to euromicron an exlusive license to manufacture, market and distribute the Company’s TrackerPAL monitoring device and to provide related services in certain countries of Europe. The terms of the Agreement require the Company to maintain the applicable patents and to use its best efforts to extend the patents and register them in the jurisdictions that are included within the territory granted to euromicron. The Company is also required to transfer to euromicron all know how, intellectual property (including software) and technology that are related to the TrackerPAL device and to provide support, training and service to euromicron and its customers during the term of the Agreement in consideration of agreed upon pricing terms and a daily royalty for in-service devices.  The Company has also agreed to supply products and to provide monitoring services until such time as euromicron has established a monitoring center dedicated to the territory.  The rights granted to euromicron are exclusive within the territory comprising certain countries in Europe and eastern Europe, subject to euromicron’s accomplishing certain milestones within the first two years of the term of the Agreement.  Those milestones include completing of market research for the regions or countries of the territory, establishing a local communications and customer service center serving the territory, and completing the translations of scripts, software, training materials and technical documentation for at least one country within the territory as mutually agreed by the Company and euromicron.  A copy of the Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2009.

In addition to the parties’ execution of the Agreement on May 28, 2009, euromicron acquired 12,500,000 shares of the company’s common stock as discussed in Item 3.02 Unregistered Sales of Equity Securities in this report on Form 8-K.

Item 3.02  Unregistered Sales of Equity Securities.

On May 28, 2009, the Company sold 12,500,000 shares of its common stock in a private transaction to euromicron.  The purchase price paid by euromicron at the time of the purchase was $2,500,000, or $0.20 per share. No commissions or underwriting discounts of any kind were paid in connection with the offer and sale of the shares by the Company to euromicron.  The offer and sale of the securities were made without registration under the Securities Act of 1933 (the “Securities Act”) in reliance upon exemptions from registration under the Securities Act for transactions not involving a public offering, including, without limitation, the exemptions provided under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.  The purchaser of the securities is an accredited investor as that term is defined in Regulation D. The shares issued to euromicron are “restricted” shares and the certificate evidencing such shares is marked with a legend indicating that the shares may not be resold or distributed by euromicron except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act. The Company agreed that the proceeds from this sale of securities would be used for operational purposes.

A copy of the securities purchase agreement related to the sale of these securities will be filed as an exhibit to the company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMOTEMDX, INC.

By: /s/ John L. Hastings, III
John L. Hastings, III,
President and Chief Operating Officer

Date: June 2, 2009